UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2008 (May 19, 2008)

TRANSMERIDIAN EXPLORATION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-50715	76-0644935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 4300 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 458-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On May 19, 2008, the Board of Directors (the “Board”) of Transmeridian Exploration Incorporated (the “Company”) announced that Dr. Wolfgang Rupf and Mr. J. Frank Haasbeek have decided to resign from the Board effective as of May 19, 2008. Dr. Rupf’s and Mr. Haasbeek’s resignations were not the result of any disagreement with the Company.

(d)    Subsequent to Dr. Rupf’s and Mr. Haasbeek’s resignation, the Board increased the number of directors from six directors to eight directors effective as of May 19, 2008. On May 19, 2008, the Board then filled the four existing vacancies by appointing Thomas E. Dans, 38, Daniel A. Franchi, 52, Gary W. Neus, 55, and Fred S. Zeidman, 61, to serve on the Board. The four new directors were nominated to the Board by holders of the Company’s 20% Junior Redeemable Convertible Preferred Stock (the “Junior Preferred Stock”) pursuant to the exercise of the holders’ rights with respect to Board matters provided for in the certificate of designations for the Junior Preferred Stock. Messrs. Dans, Franchi, Neus and Zeidman have been named to the special committee of the Board overseeing the ongoing process with respect to a possible sale of the Company or other strategic transaction. The new directors will receive the same compensation as the Company’s existing directors.

Mr. Dans is President of Grand River Capital LLC, a privately held investment firm based in Houston, Texas. Mr. Dans has over 17 years of principal investing and investment banking experience with an emphasis on the countries of the former Soviet Union. Prior to founding Grand River in 2006, Mr. Dans was a principal in the emerging markets group of Burlington Capital Group, an Omaha, Nebraska investment firm. During his tenure at Burlington, Mr. Dans worked extensively in Kazakhstan and Central Asia, while establishing Cantera Partners, a commodity processing business based around the firm’s regional agribusiness holdings. Previously, Mr. Dans held investment banking assignments at Evercore Partners, Allen & Company Incorporated and Merrill Lynch & Co. in New York. From 1995 to 1997, Mr. Dans ran the Moscow office of The U.S. Russia Investment Fund, a $440 million private equity fund. He has been a director and early stage investor in several prominent FSU businesses including Saint Springs Water Limited (now Nestle Waters), Sun Brewing Limited (now InBev), TV3 Russia (now Prof-Media) and Russian Petroleum Investor, Inc. Mr. Dans holds a Bachelor of Arts (Honors) in History and Russian Studies from Brown University and completed semester studies at the Moscow Energy Institute in 1990. Mr. Dans is a CFA and is fluent in Russian.

Mr. Franchi is currently the acting President of Proteus California and Vice President of Operations of Proteus Energy Corporation, a private independent petroleum producer acquiring and operating oil and gas fields in California. Prior to joining Proteus, Mr. Franchi served as a director of Watt Mineral Holdings, a Santa Monica, California based private petroleum producer. From 1978 to 2005, Mr. Franchi was employed by Unocal Corporation in various positions with responsibility for foreign and domestic corporate financing and most recently served as Unocal’s Assistant Treasurer. Mr. Franchi holds a Bachelor of Science in Industrial Engineering degree from California Polytechnic State University and earned Master of Science in Industrial and Systems Engineering and Master of Business Administration degrees from the University of Southern California.

Mr. Neus has served as a business consultant since 2006, having assisted in general corporate matters, including a financing project in the United Kingdom, a corporate restructuring and assisting in the portfolio management of a fund’s projects. Prior to 2006, Mr. Neus served as an Assistant Treasurer for Project Structure and Acquisition Finance at Unocal (1998-2005), Vice President for commercial development at Amoco Power Resources (1996-1998) and Managing Director for mergers and acquisitions at Central and Southwest Energy (1995-1996). Between 1987 and 1995, Mr. Neus served in various executive positions for National Westminster Bank Plc, and previously was employed by Vicon Recovery Systems, Inc. as its controller/chief financial officer (1986-1987), Foster Wheeler as a manager and director (1980-1986) and the U.S. Department of Energy as an auditor (1975-1980). Mr. Neus holds a Bachelor of Science degree in Accounting from Northeastern University and earned a Master of Business Administration degree from Fairleigh Dickinson University.

Mr. Zeidman was appointed Chairman of the United States Holocaust Memorial Council by President George W. Bush in March 2002. A prominent Houston based business and civic leader, Mr. Zeidman is President of Nova Biosource Fuels, Inc., Chairman of the Board of Corporate Strategies, Inc. and former Chairman of the Board of Seitel, Inc. Mr. Zeidman holds a Bachelor’s degree from Washington University in St. Louis and a Masters in Business Administration from New York University.

Item 8.01 Other Events.

On January 11, 2007, the Company filed a Registration Statement on Form S-3 (File No. 333-139923) (the “Senior Preferred Registration Statement”) with the Securities and Exchange Commission (the “SEC”) with respect to the resale or other disposition from time to time of up to 440,000 shares of the Company’s 15% Senior Redeemable Convertible Preferred Stock (the “Senior Preferred Stock”) and the shares of the Company’s Common Stock issuable upon conversion of the Senior Preferred Stock by the securityholders identified in the “Selling Securityholders” section of the prospectus contained in the Senior Preferred Registration Statement and any prospectus supplement subsequently filed with the SEC relating to the Senior Preferred Registration Statement. The Senior Preferred Registration Statement was declared effective by the SEC on February 6, 2007.

On March 26, 2008, pursuant to the Certificate of Designations, dated December 1, 2006, governing the Senior Preferred Stock (the “Senior Preferred Certificate of Designations”), the Company’s Board of Directors approved and declared a dividend payment of $4.50 per share on the Senior Preferred Stock, payable on April 1, 2008 (or as soon thereafter as practicable) to the holders of record of the Senior Preferred Stock on March 26, 2008. Pursuant to such resolutions of the Company’s Board of Directors and the Senior Preferred Certificate of Designations, the Company paid the preferred portion of such dividend in additional shares of the Senior Preferred Stock on May 21, 2008. Specifically, the Company issued 20,780 additional shares of the Senior Preferred Stock in payment of such dividend.

Pursuant to, and in accordance with, Rule 416(b) promulgated under the Securities Act of 1933, as amended, (i) the number of shares of the Senior Preferred Stock registered for resale or other disposition pursuant to the Senior Preferred Registration Statement is hereby increased to cover the 20,780 additional shares of the Senior Preferred Stock issued in payment of such dividend, and (ii) the Senior Preferred Registration Statement, which incorporates this Current Report on Form 8-K by reference, is hereby amended to cover the 20,780 additional shares of the Senior Preferred Stock issued in payment of such dividend.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release by Transmeridian Exploration Incorporated, dated May 19, 2008, announcing director appointments and director resignations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION INCORPORATED

Date: May 22, 2008	By:	/s/ Earl W. McNiel
	Name:	Earl W. McNiel
	Title:	Vice President and Chief Financial Officer